UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(803) 280-1468

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2024, Alternus Clean Energy, Inc. (the “Company”), a company incorporated under the laws State of Delaware, entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a senior convertible note in the principal amount of $2,160,000, issued with an eight percent (8.0%) original issue discount (the “Convertible Note”), and a warrant (the “Warrant”) to purchase up to 2,411,088 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), equal to 50% of the face value of the Convertible Note divided by the volume weighted average price, at an exercise price of $0.480 per share (the “Exercise Price”). Pursuant to the Purchase Agreement, with the closing of the private placement of the Convertible Note and Warrant, pursuant to which Maxim Group LLC (“Maxim”), acted as placement agent (the “Private Placement”), the Company received gross proceeds of $2,000,000, before fees and other expenses associated with the transaction. The Company intends to use the net proceeds received by it in connection with the Private Placement primarily for working capital, and general corporate purposes.

The Convertible Note matures on April 20, 2025 (unless accelerated due to an event of default, or accelerated up to six installments by the Investor), bears interest at a rate of seven percent (7%) per annum, which shall automatically be increased to twelve percent (12.0%) per annum in the event of default and ranks senior to the Company’s existing and future unsecured indebtedness. The Convertible Note is convertible in whole or in part at the option of the Investor into shares of Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below) at any time following the date of issuance of the Convertible Note. The Convertible Note is payable monthly on each Installment Date (as defined in the Convertible Note) commencing on the earlier of July 18, 2024 and the effective date of the initial registration statement required to be filed pursuant to the Registration Rights Agreement (as defined below) in an amount equal the sum of (A) the lesser of (x) $216,000 and (y) the outstanding principal amount of the Convertible Note, (B) interest due and payable under the Convertible Note and (C) other amounts specified in the Convertible Note (such sum being the “Installment Amount”); provided, however, if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Convertible Note) exits pursuant to the Convertible Note, the Company may pay all or a portion of the Installment Amount with shares of its common stock. The portion of the Installment Amount paid with common stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price (defined below) and (ii) the greater of (x) 92% of the average of the two (2) lowest daily VWAPs (as defined in the Convertible Note) in the ten (10) trading days immediately prior to each conversion date and (y) $0.07. “Equity Conditions Failure” means that on any day during the period commencing twenty (20) trading days prior to the applicable Installment Notice Date or Interest Date (each as defined in the Convertible Note) through the later of the applicable Installment Date or Interest Date and the date on which the applicable shares of Common Stock are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

The Convertible Note is convertible, at the option of the Investor, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the Convertible Note plus all accrued and unpaid interest at a conversion price equal to $0.480 (the “Conversion Price”). The Conversion Price is subject to full ratchet antidilution protection, subject to a floor conversion price of $0.07 per share (the “Floor Price”), a limitation required by the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default continuing for 20 trading days and ending with Event of Default Redemption Right Period (as defined in the Convertible Note), the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion (as defined in the Convertible Note), and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. These conversions shall be further subject to Redemption Premiums, as is further described in the Convertible Note.

The Convertible Note may not be converted and shares of Common Stock may not be issued under the Convertible Note if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 4.99% (or, upon election of the Investor, 9.99%) of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Convertible Note, the sum of the number of shares of Common Stock that may be issued under that certain Purchase Agreement (including the Convertible Note and Warrant and Common Stock issued thereunder) is limited to 19.99% of the outstanding Common Stock as of April 19, 2024 (the “Exchange Cap”, which is equal to 16,007,325 shares of Common Stock, subject to adjustment as described in the Purchase Agreement), unless shareholder approval (as defined in the Purchase Agreement) (“Stockholder Approval”) is obtained by the Company to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Under the Purchase Agreement, the Company also agreed within 120 days following the closing to obtain stockholder approval under Nasdaq Listing Rule 5635(d) to permit issuance of greater than 19.99% of the Company’s outstanding shares of Common Stock as of date of the Purchase Agreement at a price less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)). Prior to the receipt of the Stockholder Approval, no Convertible Note may be converted and no Warrant may be exercised that would cause the Company to issue shares that would cause the Company to breach the rules or regulations of Nasdaq.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. In addition, pursuant to the Purchase Agreement, the Company has also agreed to the following covenants: (i) for so long as the earlier of the date on which (x) the Investor ceases to holds the securities, and (y) 90 trading days from the date of the Purchase Agreement, the Company shall not, without the Investor’s prior written consent and subject to certain exceptions, enter into any variable rate transaction or transaction in which a third party is granted the right to receive Company securities based on future transactions of the Company on terms more favorable than those granted to such party pursuant to such initial transaction.

The Convertible Note contains customary events of default including but not limited to: (i) failure to make payments when due under the Convertible Note for a period of atleast 5 trading days; (ii) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrant) by delivery of the required number of shares of Common Stock within five trading days after the applicable conversion date ; (iii) bankruptcy or insolvency of the Company; and (iv) failure to procure Stockholder Approval within 120 days after the closing. If an event of default occurs, Buyer may require the Company to redeem all or any portion of the Debenture (including all accrued and unpaid interest thereon), in cash.

Additionally, the Warrant is exercisable immediately and will expire on the date that is five and one-half (5 1/2) years after its date of issuance (the “Maturity Date”) and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the Warrant is not covered by a registration statement. The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), requiring the Company to register the resale by the Investor of the Common Stock underlying the Convertible Note, the shares of Common Stock underlying the Warrant, of which the reserve for Convertible Note shall include calculations for: (i) the Convertible Note being convertible at the Conversion Price Floor (as defined in the Convertible Note) assuming an Alternate Conversion Date (as defined in the Convertible Note) as of the date of Purchase Agreement, plus (ii) the interest on the Convertible Note which shall accrue through the Maturity Date and shall be converted in shares of Common Stock at a conversion price equal to the Conversion Price Floor assuming an Alternate Conversion Date as of the date of Purchase Agreement, and plus (iii) any such conversion shall not take into account any limitations on the conversion of the Convertible Note). The Company has agreed to file a registration statement within 5 days of the closing of the Private Placement to register the shares of Common Stock issuable under the Convertible Note and the Warrant with the Securities and Exchange Commission (the “SEC”), which shall be necessitated to be deemed effective within 60 days after the day of initial filing of the registration statement, and 90 days following the filing if the SEC notifies the Company that the SEC shall “review” such registration statement.

In connection with the Purchase Agreement, the Company entered into voting agreement with the Alternus Energy Group Plc (the “Parent”), pursuant to which the Parent has agreed to vote the securities of the Company held by such party at the time of each subsequent stockholder meeting in favor of the Requisite Stockholder Approval (each such agreement, a “Voting Agreement”). The Parent owns, in the aggregate, approximately 72% of the issued and outstanding shares of the Common Stock of the Company.

Maxim Group LLC served as the sole placement agent (the “Placement Agent”) for the Company in connection with the Private Placement. In connection with the foregoing, the Company entered into a placement agency agreement with the Placement Agent (the “Placement Agency Agreement”), and agreed to issue the Placement Agent, a warrant to purchase up to an aggregate of 241,109 shares of Common Stock (the “Placement Agent Warrant”) at an exercise price of $0.527 per share, which Placement Agent Warrant is exercisable at any time on or after the six-month anniversary of the closing date of the Private Placement and will expire on the third (3rd) anniversary of the effective date if the registration statement registering the underlying warrant shares. Pursuant to the Placement Agency Agreement, in consideration for acting as the Placement Agent for the Private Placement, in addition to the Placement Agent Warrant, the Company has agreed to (i) pay the Placement Agent a cash fee of 7.0% of the gross proceeds received by the Company from the Investor, and (ii) reimburse up to $50,000 of Maxim’s reasonable accountable expenses, including, without limitation, fees and disbursements of Maxim’s counsel and all travel and other out-of-pocket expenses. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

The offer and sale of the securities in the Private Placement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to an “accredited investor” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investor regarding the Company or the securities offered and to be issued in the Private Placement.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Convertible Note, the Warrant, the Placement Agent Warrant, the Purchase Agreement, the Registration Rights Agreement, the Voting Agreement, and each such description is qualified in its entirety by reference to the full text of each such document, forms of which are attached as Exhibits 1.1, 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3 to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

Separately, on April 22, 2024, the Company issued a press release announcing the Private Placement, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 hereof with respect to the issuance of Company securities in connection with the Private Placement is incorporated herein by reference.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement by and between the Company and the Placement Agent.
4.1	Form of Senior Convertible Note.
4.2	Form of Private Placement Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement, by and between the Company and the Investor.
10.2	Form of Registration Rights Agreement, by and between the Company and the Investor.
10.3	Form of Voting Agreement.
99.1	Press Release, dated April 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors